EXHIBIT INDEX


EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77D: Policies with respect to security
  Investments

EXHIBIT C:
  Attachment to item 77O: Transactions effected pursuant to Rule 10f-3

EXHIBIT D:
  Attachment to item 77Q1: Exhibits

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EXHIBIT A:

Item 77C
A Special Meeting of the Shareholders of the AST
Marsico Capital Growth Portfolio of the Registrant was held on February 5, 1999 for the following purpose:

	1.  To approve or disapprove of a new Sub-Advisory
Agreement between American Skandia Investment Services,
Incorporated and Marsico Capital Management, LLC regarding investment advice to the AST Marsico Capital
Growth Portfolio.

With regard to the resolution approving the Sub-
Advisory Agreement between American Skandia Investment
Services, Incorporated and Marsico Capital Management,
LLC regarding investment advice to the Marsico Capital
Growth Portfolio:

36,881,315.087			shares were voted for,

635,083.835			shares were voted against, and

2,629,142.078			shares abstained.



EXHIBIT B:

Item 77D
	A number of changes to the investment policies of the Registrant's various Portfolios, including the deletion of certain percentage limitations on particular types of investments made by the Portfolios, were made in connection with the simplification of the Registrant's prospectus as required by amended Form N-1A. These changes generally were not intended to result in any change to the actual management of the Portfolios. In addition, Putnam
Investment Management, Inc. resigned as sub-advisor to three portfolios of the Registrant (the AST AIM International Equity Portfolio, which formerly was named the AST Putnam International Equity Portfolio, the AST American Century Income & Growth Portfolio, which formerly was named the AST Putnam Value Growth and Income Portfolio, and the AST AIM Balanced Portfolio, which formerly was named the AST Putnam Balanced Portfolio) effective as of the close of business on May 3, 1999. A number of changes to the investment policies of those portfolios not requiring shareholder approval were made in connection with the new sub-advisory arrangements. Also, in connection with a change in portfolio managers for the AST American Century Strategic Balanced Portfolio of the Registrant, the investment policies of the Portfolio were revised to reflect the management of the equity portion of the Portfolio under a more quantitative approach than was utilized by the previous managers. The current investment policies of the Registrant's Portfolios are described in detail in the prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 32 to the Registrant's registration statement filed on April 28, 1999.



EXHIBIT C:

Item 77O
	On May 25, 1999, the AST T. Rowe Price International Equity Portfolio of the Registrant purchased one 13,000 American Depositary Shares of Korea Telecom Corp. from Morgan Stanley Dean Witter in an underwritten offering of 90,191,012 such shares in which Jardine Fleming, an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $27.56 per share.

	On May 3, 1999, the AST Neuberger Berman Mid-Cap Value
Portfolio and the AST Neuberger Berman Mid-Cap Growth
Portfolio of the Registrant purchased 8,900 and 5,800 shares, respectively, of The Goldman Sachs Group, Inc.
common stock from Goldman Sachs & Co. in an underwritten offering of 69,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolios, sub-adviser, was a member of the selling syndicate. The
Portfolio purchased the security at the public offering price of $53.00 per share.

On June 28, 1999, the AST Neuberger Berman Mid-Cap
Value Portfolio and the AST Neuberger Berman Mid-Cap Growth
Portfolio of the Registrant purchased 36,500 and 8,300 shares, respectively, of Wellpoint Health Networks common stock from Morgan Stanley & Co., Incorporated and Conning &
Company in an underwritten offering of 10,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolios' sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $81.00 per share.

	On May 12, 1999, the AST Neuberger Berman Mid-Cap Value Portfolio of the Registrant purchased 390,000 shares of Lyondell Chemical Company common stock from J.P. Morgan Securities Inc. in an underwritten offering of 35,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $19.00 per share.

On May 18, 1999, the AST Neuberger Berman Mid-Cap Value
Portfolio of the Registrant purchased 359,700 shares of Engelhard Corp. common stock from J.P. Morgan Securities
Inc. in an underwritten offering of 28,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $19.50 per share.

On May 11, 1999, the AST Neuberger Berman Mid-Cap
Growth Portfolio of the Registrant purchased 16,900 shares of Time Warner Telecom Inc. Class A common stock from Morgan Stanley & Co. Incorporated in an underwritten offering of 20,700,000 such shares in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $14.00 per share.

On June 7, 1999, the AST Neuberger Berman Mid-Cap
Growth Portfolio of the Registrant purchased 100 BackWeb Technologies Inc. ordinary shares from Goldman, Sachs & Co. in an underwritten offering of 6,325,000 such shares in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $12.00 per share.

	At its August 25, 1999 meeting, the Registrant's Board of Trustees made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-
3 procedures that was provided to it by the Portfolios' Investment Manager, which in turn had been provided to the Investment Manager by each Portfolio's Sub-advisor.



EXHIBIT D:

Item 77Q1
	The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST American Century Income & Growth Portfolio is incorporated by reference to Exhibit d(17) of Post-Effective Amendment No. 30 to the Registrant's Registration Statement filed on April 28, 1999.

	The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST AIM International Equity Portfolio is incorporated by reference to Exhibit d(18) of Post-Effective Amendment No. 30 to the Registrant's Registration Statement filed on April 28, 1999.

	The Investment Management Agreement between the
Registrant and American Skandia Investment Services,
Incorporated with respect to the AST AIM Balanced Portfolio is incorporated by reference to Exhibit d(19) of Post-
Effective Amendment No. 30 to the Registrant's Registration
Statement filed on April 28, 1999.

	The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and American Century Investment Management, Inc. with respect to the AST American Century Growth & Income Portfolio is incorporated by reference to Exhibit d(44) of Post-Effective Amendment No.
30 to the Registrant's Registration Statement filed on April
28, 1999.

	The Sub-advisory Agreement between the American Skandia
Investment Services, Incorporated and A I M Capital
Management, Inc. with respect to the AST AIM International
Equity Portfolio is incorporated by reference to Exhibit d(45) of Post-Effective Amendment No. 30 to the Registrant's
Registration Statement filed on April 28, 1999.

	The Sub-advisory Agreement between the American Skandia
Investment Services, Incorporated and A I M Capital
Management, Inc. with respect to the AST AIM Balanced
Portfolio is incorporated by reference to Exhibit d(46) of Post-Effective Amendment No. 30 to the Registrant's
Registration Statement filed on April 28, 1999.

	The Sub-advisory Agreement between the American Skandia
Investment Services, Incorporated and Marsico Capital
Management, LLC with respect to the AST Marsico Capital
Growth Portfolio is incorporated by reference to Exhibit d(52) of Post-Effective Amendment No. 30 to the Registrant's
Registration Statement filed on April 28, 1999.